Exhibit 10.19

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2008 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO.

PHOSPHATE HOLDINGS, INC.

2008 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

SAR Grant No. __________ Date of Grant: _________ Grant Price: $______

Expiration Date: ________________ Number of Shares: ________________

THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (the “Agreement”) is made as of [date] between Phosphate Holdings, Inc., a Delaware corporation (the “Company”), and _______________ (the “Participant”) pursuant to the terms and conditions of the Phosphate Holdings, Inc. 2008 Stock Option and Stock Appreciation Right Plan (the “Plan”). A copy of the Plan is being furnished to the Participant concurrently with the execution of this Agreement which shall be deemed a part of this Agreement as if fully set forth herein. By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

WHEREAS, the Board of Directors of the Company has adopted the Plan to encourage and enable certain directors of the Company to acquire Awards the value of which is tied to the performance of the common stock, $0.01 par value per share, (“Stock”) of the Company, thus providing them with a more direct concern in the welfare of the Company and assuring a closer identification of their interests with those of the Company; and

WHEREAS, the Participant is one of such eligible participants in the Plan.

NOW THEREFORE, the parties agree as follows:

1. Stock Appreciation Right Award. Subject to the conditions set forth below and adjustment pursuant to Section 6, the Company hereby grants to the Participant (the “Award”), effective as of [date] (the “Date of Grant”), in accordance with the terms and conditions set forth herein and in the Plan, stock appreciation rights related to __________ shares of Stock (the “Stock Appreciation Rights” or “SARs”). The Stock Appreciation Rights shall provide to the Participant the right to receive a cash payment in an amount equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the date of settlement over (B) the Fair Market Value of one share of Stock on the Date of Grant (the “Grant Price”), multiplied by (ii) the number of shares as to which this Award has been settled. The Award is specifically made subject to execution by the Participant of this Agreement.

2. Vesting of Stock Appreciation Rights. Subject to the earlier expiration of this Award as herein provided, this Award may be settled in accordance with the provisions of this Agreement, but, except as otherwise provided below, this Award shall not be settled for more than a percentage of the aggregate number of Stock Appreciation Rights offered by this Award determined by the number of full years from the Date of Grant hereof to the date of such settlement, in accordance with the following schedule:

Number of Full Years	Percentage of Rights That May Be Settled
One	33 1/3%
Two	33 1/3%
Three	33 1/3%

Stock Appreciation Rights that may be settled pursuant to the schedule above are “Vested Rights.” Stock Appreciation Rights that may not be settled pursuant to the schedule above are “Unvested Rights.”

(a) Termination of Service. In the event the Participant’s service with the Company is terminated for any reason, including death, disability, failure to be slated or re-elected, or resignation, all Unvested Rights shall immediately become fully Vested Rights.

(b) Term of Award. This Award may not be settled in any event after the expiration of five years from the date of grant hereof.

3. Settlement of Stock Appreciation Rights. Settlement. The Committee shall establish the rules and procedures of settlement applicable to all Vested Rights in accordance with the provisions for SAR settlement in the Plan. Subject to Section 6(c) below, the Vested Rights shall be settled by the Company through a cash payment to the Participant in an amount equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the date of settlement over (B) the Grant Price, multiplied by (ii) the number of Vested Rights being settled.

(b) Fractional Rights. In the event that each of the Vested Rights have been exercised but for a fractional share, such fractional share shall automatically and without notice or further action of the Company or the Participant, terminate and become null and void.

(c) Settlement Procedures. Notwithstanding anything to the contrary in Section 3(a) above, settlement of Vested Rights shall be subject to and pursuant to rules and procedures established by the Committee from time to time, provided that such rules and procedures are in accordance with the Plan.

4. Settlement Following a Registration Filing. Notwithstanding any of the provisions in this Agreement to the contrary, including but not limited to Section 3 above, in the event that the Company files a Form S-8 in accordance with the Securities Act, or any other appropriate registration form (either, a “Registration Form”), that shall cover the shares of Stock reserved and available for issuance in connection with Awards under the Plan, each of the Stock Appreciation Rights granted to Participant under Section 1 shall immediately, and without further action of either the Company or the Participant, convert to Options in the manner provided below:

(a) Unvested Rights. Each of the Stock Appreciation Rights that remain Unvested Rights on the date that the Company files a Registration Form shall be converted to unvested Options (the “Unvested Options”). These Unvested Options will be required to satisfy the vesting schedule in Section 2 above as if the Unvested Options were granted to the Participant on the Date of Grant.

(b) Vested Rights. Each of the Stock Appreciation Rights that have become Vested Rights as of the date that the Company files a Registration Form shall be converted to fully vested and immediately exercisable Options (the “Vested Options”).

The Options shall have an exercise price per Option of the Grant Price. The Committee, in accordance with the authority provided to it in Section 3(c) above, shall establish the rules and procedures of settlement applicable to all Vested Options in accordance with the provisions for Option settlement in the Plan. The Options shall be identical to the Stock Appreciation Rights in all other respects and remain subject to each applicable provision of this Agreement.

5. Transferability. Subject to Section 22 below, this Agreement and the Vested Rights granted hereunder will be transferable by the Participant only to the extent approved by the Committee in conformance with Section 9(b) of the Plan.

6. Recapitalization or Reorganization.

(a) Existence of Plan and Award. The existence of the Plan and the Award shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares. The terms of this Award and the shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of shares of Stock Appreciation Rights specified in Section 1 above shall be increased proportionately and the Grant Price shall be reduced proportionately, without changing the aggregate value as to which the Award remains settleable.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of shares of Stock Appreciation Rights specified in Section 1 above shall be decreased proportionately and the Grant Price shall be increased proportionately, without changing the aggregate value as to which the Award remains settleable.

(iii) Whenever the number of shares of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 6(b), the Committee shall promptly prepare and deliver to the Participant a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in the number of shares of Stock Appreciation Rights specified in Section 1 above, and the change in the Grant Price after giving effect to the adjustments. The Committee shall promptly give the Participant such a notice.

(iv) Adjustments under Sections 6(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

(c) Change in Control. Subject to Section 22 below, immediately prior to a Change in Control (as such term is defined in the Plan), all Unvested Rights shall become Vested Rights and the Committee, acting in its sole discretion without the consent or approval of any holder, may determine that all Vested Rights must be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all Vested Rights and all rights of holders thereunder shall terminate.

7. No Multiple Payments. Settlement of any portion of this Award shall not occur under more than one provision of this Agreement. Upon settlement of all or a portion of this Award under either Section 3 or Section 6(c), no additional payments will be made with respect to the settled portion of the Award.

8. No Right to Continued Directorship. This Agreement shall not be construed to confer upon the Participant any right to continue as a director of the Company or any Subsidiary of the Company, as applicable.

9. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Participant and the Company or any Subsidiary of the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

10. Not an Employee Benefit Plan. This Agreement and the Plan constitute an equity-based compensation arrangement and, as such, does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended. This Agreement and the Plan shall not give a Participant any security or other interest in any assets of the Company; rather the Recipient’s right to the Award is that of a general unsecured creditor of the Company.

11. No Liability for Good Faith Determinations. The Company, the Committee and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or any Award granted hereunder.

12. No Guarantee of Interests. The Company, the Committee and the members of the Board do not guarantee the Stock from loss or depreciation.

13. Company Records. Records of the Company or any Subsidiary of the Company regarding the Participant’s period of service, departure from the Board and the reason therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

14. Company Action. Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.

15. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

16. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied or sent by electronic mail and confirmed, or when mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt):

If to the Company to:	[Name and Address]
_________________________
_________________________
_________________________
With a copy to:	[Name and Address]
_________________________
_________________________
_________________________
If to the Individual to:	[Name and Address]
_________________________
_________________________
_________________________

Any such notice shall, if delivered personally, be deemed received upon delivery; if delivered by telecopy or by electronic mail, be deemed received upon confirmation; if delivered by nationally recognized overnight delivery service, be deemed received the first (1st) business day after being sent; and if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail.

17. Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

18. Successors. This Agreement shall be binding upon the Participant, the Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

19. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

20. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Mississippi without regard to choice of law provisions thereunder, except to the extent Mississippi law is preempted by federal law.

21. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

22. No Assignment. Except as provided in Section 5 above, the Participant may not assign this Agreement or any of the Participant’s rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

23. Furnish Information. Participant agrees to furnish to the Company all reasonable information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

24. Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may decrease Participant’s rights inherent in this Agreement prior to such amendment without Participant’s express written consent. Notwithstanding the provisions of this Section 24, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

25. Stockholder Rights. Unless and until a certificate or certificates representing shares of Stock have been issued by the Company to the Participant, the Participant (or the person permitted to exercise this Award in the event of the Participant’s death or disability) shall not be or have the rights or privileges of a stockholder of the Company with respect to the shares acquirable upon exercise of this Award.

26. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to the Participant, or to the Participant’s legal representative, heir, legatee or distributee, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

27. Remedies. The Company shall be entitled to recover from the Participant reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

28. Conditions to Delivery of Stock. Nothing in this Agreement shall require the Company to issue any shares upon exercise of all or a portion the Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of any Award, the Company may, as a condition precedent to the exercise of such Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

29. Nonqualified Deferred Compensation Rules. In the event this Award fails to meet the limitations or requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Nonqualified Deferred Compensation Rules”), then this Award shall be modified by the Committee, in its sole discretion, to the limited extent necessary to satisfy the Nonqualified Deferred Compensation Rules, which modifications shall include, but not be limited to, the provisions of Section 6 of this Agreement regarding accelerated settlement of the Award and the definition of Change in Control thereunder.

30. Arbitration. If any dispute arises out Agreement, the “complaining party” shall give the “other party” written notice of such dispute. The other party shall have 10 business days to resolve the dispute to the complaining party’s satisfaction. If the dispute is not resolved by the end of such period, the complaining party may by written notice (the “Arbitration Notice”) demand arbitration of the dispute as set out below, and each party hereto expressly agrees to submit to, and be bound by, such arbitration, in lieu of a jury trial.

(a) Each party will, within 10 business days of the Arbitration Notice, nominate an arbitrator, who shall be a non-neutral arbitrator. Each nominated arbitrator must be someone experienced in dispute resolution and of good character without moral turpitude and not within the employ or direct or indirect influence of the nominating party. The two nominated arbitrators will, within 10 business days of nomination, agree upon a third arbitrator, who shall be neutral. If the two appointed arbitrators cannot agree on a third arbitrator within such period, the parties may seek such an appointment through any permitted court proceeding or by the American Arbitration Association (“AAA”). The three arbitrators will set the rules and timing of the arbitration, but will generally follow the rules of the AAA and this Agreement where same are applicable and shall provide for a reasoned opinion.

(b) The arbitration hearing will in no event take place more than 90 days after the appointment of the third arbitrator.

(c) The arbitration will take place in Madison, Mississippi, unless otherwise unanimously agreed to by the parties.

(d) The results of the arbitration and the decision of the arbitrators will be final and binding on the parties and each party agrees and acknowledges that these results shall be enforceable in a court of law.

(e) The arbitrator shall determine whether the prevailing party in any proceeding may recover costs and expenses, including attorneys’ fees, which arise as a result of the arbitration.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of _____________.

PHOSPHATE HOLDINGS, INC.

Name:  __________________________________

Title:  ___________________________________

PARTICIPANT

_________________________________________

Name:  ___________________________________